UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 18, 2013

ULTRA PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	001-33614	N/A
(State or other jurisdiction	(Commission File Number 001-33614)	(I.R.S. Employer
of incorporation)		Identification No.)

400 N. Sam Houston Parkway East

Suite 1200

Houston, Texas 77060

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 876-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2013, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company”) entered into a purchase and sale agreement with Axia Energy, LLC (the “PSA”) to acquire oil-producing properties and undeveloped acreage in Utah for an initial purchase price of $650.0 million, effective as of October 1, 2013. The PSA provides for ordinary and customary adjustments for due diligence items, including title and environmental matters, and other matters. The Company deposited $22.5 million into escrow with a commercial bank as earnest money in connection with the transaction. In the PSA, both the Company and the seller make customary representations and warranties. The Company expects to close the transaction in December 2013.

A copy of the PSA is attached as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 21, 2013, the Company issued a news release and investor presentation announcing that the Company had entered into the PSA. Copies of the news release and investor presentation are attached as Exhibit 99.1.

The information presented in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act or 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Regulation FD Disclosure

A.	Exhibits

	Exhibit No.	Description
	1.1	Purchase and Sale Agreement dated October 18, 2013
	99.1	News Release and Investor Presentation dated October 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORP.

October 24, 2013	By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase and Sale Agreement dated October 18, 2013
99.1	News Release and Investor Presentation dated October 21, 2013